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                                                                     EXHIBIT 24

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-1 (File
No. 333-   ) of our report dated March 22, 1997, on our audits of the combined financial statements and financial statement schedule of Corporate Property Associates Partnerships and our report dated February 11, 1998, on our audit of the balance sheet of Carey Diversified LLC. We also consent to the references to our firm under the captions "Experts", "Summary Selected Combined Financial Information" and "Selected Financial Data."

                                        /s/Coopers & Lybrand LLP
                                        -------------------------
                                        Coopers & Lybrand LLP

New York, New York
February 12, 1998